                                   EXHIBIT 3kk

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                               COMM BANCORP, INC.


                                    ARTICLE 1
                                REGISTERED OFFICE

Section 1.1 The Company shall have and continuously maintain in Pennsylvania a registered office.

Section 1.2 The Company may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time designate or the business of the Company may require.

                                    ARTICLE 2
                             SHAREHOLDERS' MEETINGS

Section 2.1 All meetings of the shareholders shall be held within the Commonwealth of Pennsylvania at such time and place as may be fixed from time to time by the Board of Directors.

Section 2.2 The annual meeting of the shareholders shall be held at such time and place as may be set by the Board of Directors, when they shall elect directors and transact such other business as may properly be brought before the meeting. Notice of the place, date, time and purpose of the annual meeting of shareholders shall be given in the manner as set forth in Article 31 of these bylaws, to each shareholder of record entitled to vote at such meeting.

Section 2.3 Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. If such request is addressed to the Secretary, it shall be signed by the person or persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, the Secretary shall fix the date of such meeting to be held not more than 60 days after the receipt of the request and shall give due notice thereof. In the event of the Secretary's failure within 30 days after the receipt of the request to fix the date or give the notice, the person or persons making the request may issue the call.

Section 2.4(a) Any shareholder who intends to submit a proposal for inclusion in the Company's proxy statement for the annual meeting of shareholders shall submit his or her proposal to the Secretary of the Company not less than 120 calendar days before the date of mailing of the Company's proxy statement in connection with the previous year's annual meeting of shareholders. A proposal shall be submitted and be consistent



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in all other respects, including being a proper subject for action by shareholders, with the then current rules and regulations of the Securities and Exchange Commission.


        (b) A shareholder who intends to submit a proposal at an annual meeting of shareholders and does not intend to request inclusion of such proposal in the Company's proxy statement for that annual meeting, shall submit the proposal to the Secretary of the Company not latter than 45 calendar days before the date of mailing of the Company's proxy statement in connection with the previous year's annual meeting of shareholders. Such proposal shall be a proper subject for action by shareholders under applicable federal and state law.

                                    ARTICLE 3
                      QUORUM OF AND ACTION BY SHAREHOLDERS

Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute or by the Articles of Incorporation, or in a bylaw adopted by shareholders, the acts of the shareholders present, in person or by proxy, who are entitled to cast at least a majority of the votes which all shareholders present, in person or by proxy, are entitled to cast shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purposes of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    ARTICLE 4
                                  VOTING RIGHTS

Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders' meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the



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Company on the record date fixed for the meeting. No share shall be voted at any meeting if an installment is due and unpaid thereon.

Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately, up to the number of directors to be elected in the same election by such class or group of classes, shall be elected.

                                    ARTICLE 5
                                     PROXIES

Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after 2 years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

                                    ARTICLE 6
                                   RECORD DATE

Section 6.1 The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to



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exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Company or supplied by him to the Company for the purpose of notice. While the stock transfer books of the Company are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Company within 20 business days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.



                                    ARTICLE 7
                                  VOTING LISTS

Section 7.1 The officer or agent having charge of the transfer books for shares of the Company shall make, at least five days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by a shareholder during normal business hours and at the time and place of the meeting during the entire meeting. The original transfer books for shares of the Company, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                    ARTICLE 8
                               JUDGES OF ELECTION

Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders and, if requested by the Chairman of the meeting or any shareholder present at the meeting, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of



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election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                    ARTICLE 9
                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 9.1 Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Company.

                                   ARTICLE 10
                                    DIRECTORS

Section 10.1 Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Company, must be submitted to the Secretary of the Company in writing not later than the close of business on the sixtieth (60th) day immediately preceding the date of the meeting. such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the company owned by the notifying shareholder and each nominee; and (d) a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director set forth in Section 10.3 of these Bylaws. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the presiding officer of the meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Company shall be counted if at least one nomination for that person complies herewith.

Only nominations for directors made by shareholders entitled to vote at the meeting after compliance with the foregoing provisions of this Section, and nominations of candidates proposed by the Board, shall be eligible for election as directors at the meeting.

Section 10.2 The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors subject to any requirements contained in the Articles of Incorporation.

Section 10.3 A person is not qualified to serve as a director if he or she: (a) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (b) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving



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dishonesty or breach of trust and that order is final and not subject to appeal;
(c) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (d) has been nominated by a person who would be disqualified from serving as a director of this Company under Subsection 10.3(a), (b) or (c).

Section 10.4 The Board of Directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within 60 days after notice of election, he or she does not accept the office either in writing or by attending a meeting of the Board of Directors. The entire Board of Directors or an individual director may be removed without cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

Section 10.5 The Board of Directors may designate any director of the Company who has attained the age of 65 years as a director emeritus upon receipt of a written resignation from such director. A director emeritus may attend meetings of the Board of Directors, but shall have no authority to vote. The board of Directors may fix a fee to be paid a director emeritus for attendance at meetings of the Board of Directors and agree to reimburse such director emeritus for any expenses incurred in the performance of any duties assigned to him or her by the Board of Directors.


                                   ARTICLE 11
                         VACANCIES ON BOARD OF DIRECTORS

Article 11.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office to which he was appointed. If a vacancy occurs on the Board of Directors within 60 days prior to the annual meeting of shareholders as a result of the death of a director, then the Board of Directors may defer the appointment of a successor for a period of time not to exceed 90 days after the date of death of such director.

                                   ARTICLE 12
                          POWERS OF BOARD OF DIRECTORS

Section 12.1 The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the



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Articles of Incorporation, or by these By-Laws directed or required to be exercised and done by the shareholders.

Section 12.2 The Board of Directors shall have the power and authority to appoint an Executive Committee, consisting of three or more directors as determined by the Board, and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Company. The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

                                   ARTICLE 13
                       MEETINGS OF THE BOARD OF DIRECTORS

Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

Section 13.2 Regular meetings of the Board of Directors may be held without notice at the principal place of business of the Company or at such place or places, and at such dates and times, as the Board may from time to time designate. If any day fixed for a regular meeting shall be a holiday, then the meeting shall be held at the same hour and place on the next succeeding business day.

Section 13.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail, e-mail, telephone or facsimile; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of a majority of the directors.

Section 13.4 One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.5 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment (by means of which all persons participating in the meeting can hear one another) at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation, or by these By-Laws. If a quorum shall not be present in person or by such communications equipment at any meeting of the directors, the directors



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present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   ARTICLE 14
             INFORMAL ACTION BY THE BOARD OR COMMITTEE OF DIRECTORS

Section 14.1 Notwithstanding anything to the contrary contained in these By-Laws, any action which may be taken at a meeting of the directors or the members of the executive or other committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the executive or other committee, as the case may be, and shall be filed with the Secretary of the Company.

                                   ARTICLE 15
                            COMPENSATION OF DIRECTORS

Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE 16
                                    OFFICERS

Section 16.1 The officers of the Company shall be elected by the Board of Directors at its organization meeting and shall be a President and Chief Executive Officer, a Vice President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman and one or more Vice-Chairmen of the Board. The Board of Directors may also elect such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person except both the offices of President and of Treasurer.

Section 16.2 The compensation of all officers of the Company shall be fixed by the Board of Directors.

Section 16.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best interests of the Company, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.





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                                   ARTICLE 17
                   THE CHAIRMAN AND VICE-CHAIRMEN OF THE BOARD

Section 17.1 The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 17.2 The Vice-Chairman of the Board or, if more than one, the Vice-Chairmen in the order established by the Board of Directors, shall preside at meetings of the shareholders and directors as a result of the absence or incapacity of the Chairman of the Board. If there is no Chairman of the Board, the Vice-Chairman designated by the Board shall have and exercise all powers conferred by these By-Laws or otherwise on the Chairman of the Board. The Vice-Chairman or, if more than one, the Vice-Chairmen designated by the Board shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or them by the Board of Directors.

                                   ARTICLE 18
                                  THE PRESIDENT

Section 18.1 The President shall have general executive powers; shall be the Chief Executive Officer of the Company; shall be a member of the Board of Directors; and shall have any specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   ARTICLE 19
                               THE VICE PRESIDENTS

Section 19.1 Any Vice President may, in the discretion of the Board of Directors, be designed as "Senior," or by departmental or functional classification. Additional Vice Presidents may be appointed as the Board of Directors, in its discretion, may deem appropriate. The Vice Presidents, in the order established by the Board of Directors, shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice President shall also have such other authority and perform such other duties as may be provided in these By-Laws or as shall be determined by the Board of Directors or the President.

                                   ARTICLE 20
                                  THE SECRETARY

Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties


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customarily performed by the secretary of a company and such other duties as may be assigned to him by the Board of Directors or the President.

                                   ARTICLE 21
                                  THE TREASURER

Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give a bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   ARTICLE 22
                               ASSISTANT OFFICERS

Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant, may from time to time assign to him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   ARTICLE 23
                               SHARE CERTIFICATES

Section 23.1 The share certificates of the Company shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share; shall include a statement that the institution is incorporated under the laws of the Commonwealth; shall be signed by the President and the Secretary or any other person properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   ARTICLE 24
                               TRANSFER OF SHARES

Section 24.1 Upon surrender to the Company of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the share register of the Company. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.



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                                   ARTICLE 25
                                LOST CERTIFICATES

Section 25.1 Where a shareholder of the Company alleges the loss, theft or destruction of one or more certificates for shares of the Company and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Company shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Company a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   ARTICLE 26
                                    DIVIDENDS

Section 26.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Company in cash, property or shares of the Company, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

Section 26.2 Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall believe to be in the best interests of the Company, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 27
                        FINANCIAL REPORT TO SHAREHOLDERS

Section 27.1 The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Company for the preceding year.



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                                   ARTICLE 28
                                   INSTRUMENTS


Section 28.1 All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other persons as the President or the Board of Directors may from time to time designate.

Section 28.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, on behalf of the Company by the President or other persons as may be designated by him.

                                   ARTICLE 29
                                   FISCAL YEAR

Section 29.1 The fiscal year of the Company shall be the calendar year.

                                   ARTICLE 30
                                      SEAL

Section 30.1 The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Pennsylvania." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE 31
                           NOTICES AND WAIVERS THEREOF

Section 31.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation, or of these By-Laws, written notice is required to be given to any person, it may be given to the person either personally or by sending a copy thereof through the mail, by telegram, by facsimile, charges prepaid, or by telephone or e-mail to his address, telephone number or e-mail address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. If the notice is sent by mail, telegraph, e-mail or facsimile, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person, or when the facsimile or e-mail transmission is complete and confirmed. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 31.2 Any written notice that is required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time when the notice would otherwise be required to be given. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of



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any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   ARTICLE 32
                    INDEMNIFICATION OF OFFICERS AND EMPLOYEES

Section 32.1 The Company shall indemnify any officer and/or employee, or any former officer an/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an officer and/or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Section 32.2 The Company shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to the Company.

        Section 32.3 Except as may be otherwise ordered by a court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 32.1 and 32.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of a majority of the outstanding



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
shares of the Company determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Company. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Company shall request of independent counsel, who may be the outside general counsel of the Company, a written opinion as to whether or not the parties involved are entitled to indemnification under Section 32.1 and 32.2 of this Article.

        Section 32.4 Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 32.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

Section 32.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 32.6 The Company may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

Section 32.7 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Company, or is or was serving at the request of the Company as an officer and/or employee of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 32.8 Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 32.9          For purposes of this Article:

(a) references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Company" shall include any service as a representative of the Company that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries;

(b) excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines;" and

(c) action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Company in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Company.

                                   ARTICLE 33
                          INDEMNIFICATION OF DIRECTORS.

Section 33.1 A director of this Company shall stand in a fiduciary relation to the Company and shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(a) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented;

(b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; and

(c) a committee of the board upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

Section 33.2 In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Company, consider the effects of any action upon employees, upon suppliers and customers of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 33.1.

Section 33.3 Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Company.

Section 33.4 A director of this Company shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

(a) the director has breached or failed to perform the duties of his office under the provisions of Sections 33.1 and 33.2 and

(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 33.5 The provisions of Section 33.4 shall not apply to:

(a) the responsibility or liability of a director pursuant to a criminal statute, or

(b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 33.6 The Company shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 33.7 The Company shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another Company, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to the Company.

Section 33.8 Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 33.6 and 33.7 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of a majority of the outstanding shares of the Company determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Company. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Company shall request of independent counsel, who may be the outside general counsel of the Company, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 33.6 and 33.7 of this Article.

Section 33.9 Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 33.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by this Article.

Section 33.10 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 33.11. The Company may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

Section 33.12 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 33.13 Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 33.14 For purposes of this Article:

     (a) references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Company" shall include any service as a representative of the Company that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries;

     (b) excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines;" and

     (c) action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Company in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Company.

                                   ARTICLE 34
                                   AMENDMENTS

Section 34.1 These By-Laws may be altered, amended or repealed by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose.

                                   ARTICLE 35
                                   EMERGENCIES

Section 35.1 In the event of any emergency declared by governmental authorities, as a result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Company by its directors and officers as contemplated by these By-Laws, any three available directors shall constitute the Executive Committee to exercise the full authority of that Committee until such time as a duly elected Board of Directors can again assume full responsibility and control of the Company.